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                                                                     EXHIBIT 1.1



                                                                  EXECUTION COPY



                        COVAD COMMUNICATIONS GROUP, INC.


      $500,000,000 Principal Amount of 6% Convertible Senior Notes due 2005


                               Purchase Agreement

                               September 19, 2000

                            BEAR, STEARNS & CO. INC.

                        MORGAN STANLEY & CO. INCORPORATED

                     CREDIT SUISSE FIRST BOSTON CORPORATION

                         DEUTSCHE BANK SECURITIES, INC.

                              GOLDMAN, SACHS & CO.




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                        COVAD COMMUNICATIONS GROUP, INC.

      $500,000,000 Principal Amount of 6% Convertible Senior Notes due 2005

                               PURCHASE AGREEMENT

                                                              September 19, 2000
                                                              New York, New York

Bear, Steams & Co. Inc.
Morgan Stanley & Co. Incorporated
Credit Suisse First Boston Corporation
Deutsche Bank Securities, Inc.
Goldman, Sachs & Co.
c/o Bear, Stearns & Co. Inc.
245 Park Avenue
New York, New York 10167

Ladies & Gentlemen:


     Covad Communications Group, Inc., a Delaware corporation (the "COMPANY") proposes to issue and sell to Bear, Stearns & Co. Inc., Morgan Stanley & Co. Incorporated, Credit Suisse First Boston Corporation Deutsche Bank Securities, Inc. and Goldman, Sachs & Co. (together, the "INITIAL PURCHASERS") $500,000,000 aggregate principal amount of 6% Convertible Senior Notes due 2005 (the "FIRM NOTES"), subject to the terms and conditions set forth herein. In addition, the Company proposes to grant to the Initial Purchasers an option to purchase up to $75,000,000 of additional identical notes (the "OPTIONAL NOTES"), as provided in
Section 3 hereof. The Firm Notes and, to the extent such option is exercised, the Optional Notes are hereinafter referred to as the "NOTES").

     The Notes will be issued pursuant to an indenture (the "INDENTURE"), to be dated the Closing Date (as defined below), between the Company and United States Trust Company of New York, as trustee (the "TRUSTEE"). The Notes are more fully described in the Offering Memorandum referred to below.

     1. ISSUANCE OF NOTES. The Company proposes to, upon the terms and subject to the conditions set forth herein, issue and sell to the Initial Purchasers the Notes. The Notes and the Common Stock (as defined below) issuable in exchange therefore are hereinafter collectively referred to as the Securities. Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Indenture.

     Upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT"), the Securities shall bear the legends required to be set forth in the Indenture.

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     2.   OFFERING. The Notes will be offered and sold to the Initial Purchasers pursuant to an exemption from the registration requirements under the Securities Act. The Company will prepare a final offering memorandum (the "OFFERING MEMORANDUM"), relating to the Company and the Notes.

     The Initial Purchasers have advised the Company that the Initial Purchasers will make offers to resell (the "EXEMPT RESALES") the Notes on the terms set forth in the Offering Memorandum, as amended or supplemented, solely to persons whom any of the Initial Purchasers reasonably believe to be "qualified institutional buyers", as defined in Rule 144A under the Securities Act ("QIBs" or "ELIGIBLE PURCHASERS"). The Initial Purchasers will offer the Notes to such Eligible Purchasers initially at a purchase price equal to 100% of the amount thereof.

     Holders (including subsequent transferees) of the Securities will have the registration rights set forth in the registration rights agreement relating thereto (the "REGISTRATION RIGHTS AGREEMENT"), to be dated the Closing Date, for so long as such Securities constitute "TRANSFER RESTRICTED SECURITIES" (as defined in such agreement). Pursuant to the Registration Rights Agreement, the Company will agree to file with the Securities and Exchange Commission (the "COMMISSION"), under the circumstances set forth therein, a shelf registration statement pursuant to Rule 415 under the Securities Act (the "SHELF REGISTRATION STATEMENT") relating to the resale by certain holders of the Notes, and to use its best efforts to cause such Shelf Registration Statement to be declared effective and, subject to the terms and conditions set forth in the Registration Rights Agreement, remain effective for a period not less than two years from the Closing Date. This Agreement, the Securities, the Indenture and the Registration Rights Agreement are hereinafter sometimes referred to collectively as the "OPERATIVE DOCUMENTS".

     3.   PURCHASE, SALE AND DELIVERY.

          (a) On the basis of the representations, warranties and covenants contained in this Agreement, and subject to its terms and conditions, the Company agrees to issue and sell to each Initial Purchaser, and each Initial Purchaser agrees severally and not jointly to purchase from the Company, the aggregate principal amount of the Firm Notes set forth opposite such Initial Purchaser's name on Schedule I hereto. The purchase price for the Firm Notes shall be $970.00 per $1,000 principal amount of Notes.

          (b) Delivery of, and payment of the purchase price for, the Firm Notes shall be made at the offices of Covad Communications Group, Inc., 4250 Burton Drive, Santa Clara, CA 95054, or such other location as may be mutually acceptable. Such delivery and payment shall be made at 10:00 a.m., New York City time, on September 25, 2000 or at such other time as shall be agreed upon by the Initial Purchasers and the Company. The time and date of such delivery and payment are herein called the "CLOSING DATE".

          (c) On the Closing Date, the Firm Notes sold by the Initial Purchasers will be represented by one or more Notes in definitive global form, registered in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC"), having an aggregate principal

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amount corresponding to the aggregate principal amount of the Firm Notes
(collectively, the "GLOBAL FIRM NOTES"). The Global Firm Notes shall be made available to the Initial Purchasers for inspection not later than 10:00 a.m., New York City time, on the business day immediately preceding the Closing Date.

          (d) In addition, on the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company hereby grants to the Initial Purchasers the option to purchase up to $75,000,000 principal amount of Optional Notes at the same purchase price to be paid by the Initial Purchasers to the Company for the Firm Notes as set forth in this Section 3, for the sole purpose of covering over-allotments in the sale of Firm Notes by the Initial Purchasers. This option may be exercised at any time, in whole or in part, on or before the 30th day following the date of the Offering Memorandum, by written notice by the Initial Purchasers to the Company. Such notice shall set forth the aggregate principal amount of Optional Notes as to which the option is being exercised and the date and time, as reasonably determined by the Initial Purchasers, when the Optional Notes are to be delivered (such date and time being herein sometimes referred to as the "ADDITIONAL CLOSING DATE"); PROVIDED, however, that the Additional Closing Date shall not be earlier than the Closing Date or earlier than the second full business day after the date on which the option shall have been exercised nor later than the eighth full business day after the date on which the option shall have been exercised (unless such date and time are postponed in accordance with the provisions of Section 9(b) hereof). Certificates evidencing the Optional Notes shall be in such denominations and registered in such names as the Initial Purchasers request at least three business days prior to the Additional Closing Date.

          (e) Payment for the Optional Notes shall be made by certified or official bank check or checks, in New York Clearing House or similar next day funds, payable to the order of the Company at the offices of Covad Communications Group, Inc., 4250 Burton Drive, Santa Clara, CA 95054 or such other location as may be mutually acceptable, upon delivery of the Optional Notes to the Initial Purchasers.

          (f) On the Additional Closing Date, the Optional Notes sold by the Initial Purchasers will be represented by one or more Notes in definitive global form, registered in the name of Cede & Co., as nominee of DTC, having an aggregate principal amount corresponding to the aggregate principal amount of the Optional Notes (collectively, the "GLOBAL OPTIONAL NOTES" and, together with the "GLOBAL FIRM NOTES", the "GLOBAL NOTES"). The Global Optional Notes shall be made available to the Initial Purchasers for inspection not later than 10:00 a.m., New York City time, on the business day immediately preceding the Closing Date.

     4. AGREEMENTS OF THE COMPANY. The Company covenants and agrees with each of the Initial Purchasers as follows:

          (a) To advise the Initial Purchasers promptly and, if requested by the Initial Purchasers, confirm such advice in writing, (i) of the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of any Notes for offering or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any state securities commission or other regulatory authority and (ii) of the happening of any event

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that, in the reasonable opinion of counsel to the Company, makes any statement of a material fact made in the Offering Memorandum untrue in any material respect or that requires the making of any additions to or changes in the Offering Memorandum in order to make the statements therein, in the light of the circumstances under which they are made, not misleading in any material respect. The Company shall use its best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of any Notes under any state securities or Blue Sky laws and, if at any time any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption of any Notes under any state securities or Blue Sky laws, the Company shall use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

          (b) To furnish the Initial Purchasers and those persons identified by the Initial Purchasers to the Company, without charge, as many copies of the Offering Memorandum, and any amendments or supplements thereto, as the Initial Purchasers may reasonably request. The Company consents to the use of the Offering Memorandum, and any amendments and supplements thereto required pursuant hereto, by the Initial Purchasers in connection with Exempt Resales.

          (c) Not to amend or supplement the Offering Memorandum prior to the Closing Date unless the Initial Purchasers shall previously have been advised thereof and shall not have objected thereto within a reasonable time after being furnished a copy of the applicable amendment or supplement. The Company shall promptly prepare, upon the Initial Purchasers' request, any amendment or supplement to the Offering Memorandum that may be necessary or advisable in connection with Exempt Resales.

          (d) If, after the date hereof and prior to consummation of any Exempt Resale, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of either counsel to the Company or counsel to the Initial Purchasers, it becomes necessary or advisable to amend or supplement the Offering Memorandum in order to make the statements therein, in the light of the circumstances when such Offering Memorandum is delivered to an Eligible Purchaser which is a prospective purchaser, not misleading in any material respect, or if it is necessary or advisable to amend or supplement the Offering Memorandum to comply with applicable law, (i) to notify the Initial Purchasers of such occurrence and (ii) forthwith to prepare an appropriate amendment or supplement to such Offering Memorandum so that the statements therein as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading in any material respect, or so that such Offering Memorandum will comply with applicable law.

          (e) To cooperate with the Initial Purchasers and counsel to the Initial Purchasers in connection with the qualification or registration of the Notes under the securities or Blue Sky laws of such jurisdictions as the Initial Purchasers may reasonably request and to continue such qualification in effect so long as required for the Exempt Resales; PROVIDED, HOWEVER that the Company shall not be required in connection therewith to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to service of process in suits or taxation, in each case, other than as to matters and transactions

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relating to the Offering Memorandum or Exempt Resales, in any jurisdiction where it is not now so subject.

          (f) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement becomes effective or is terminated, to pay all costs, expenses, fees and taxes incident to the performance of the obligations of the Company hereunder, including in connection with: (i) the preparation, printing, filing and distribution of the Offering Memorandum (including, without limitation, financial statements) and all amendments and supplements thereto required pursuant hereto, (ii) the issuance, transfer and delivery by the Company of the Notes to the Initial Purchasers, (iii) the qualification or registration of the Notes for offer and sale under the securities or Blue Sky laws of the several states (including, without limitation, the cost of preparing, printing and mailing a preliminary and final Blue Sky Memorandum and the reasonable fees and disbursements of counsel to the Initial Purchasers relating thereto), (iv) furnishing such copies of the Offering Memorandum, and all amendments and supplements thereto, as may be requested by the Initial Purchasers for use in connection with Exempt Resales, (v) the preparation of certificates for the Notes, (vi) the fees, disbursements and expenses of the Company's counsel and accountants, (vii) all expenses and listing fees in connection with the application for quotation of the Notes in the National Association of Securities Dealers, Inc. ("NASD") Automated Quotation System - PORTAL ("PORTAL"), (viii) all fees and expenses (including fees and expenses of counsel to the Company) of the Company in connection with the approval of the Notes by DTC for "book-entry" transfer, (ix) the reasonable fees and expenses of the Trustee and its counsel in connection with the Indenture and the Notes, (x) the performance by the Company of its other obligations under this Agreement and the other Operative Documents and (xi) "roadshow" travel and other expenses incurred in connection with the marketing and sale of the Notes.

          (g) To use the proceeds from the sale of the Notes in the manner described in the Offering Memorandum under the caption "Use of Proceeds".

          (h) Not to voluntarily claim, and to resist actively any attempts to claim, the benefit of any usury laws against the holders of any Notes.

          (i) To do and perform all things required to be done and performed under this Agreement by it prior to or after the Closing Date and to satisfy all conditions precedent on its part to the delivery of the Notes.

          (j) Not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) that would be integrated with the sale of the Notes in a manner that would require the registration under the Securities Act of the sale to the Initial Purchasers or the QIBs of the Notes or to take any other action that would result in the Exempt Resales not being exempt from registration under the Securities Act.

          (k) For so long as any of the Notes remain outstanding and during any period in which the Company is not subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), to make available upon request to any beneficial owner

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of Notes in connection with any sale thereof and any prospective purchaser of such Notes from such beneficial owner, the information required by Rule 144A(d)(4) under the Securities Act.

          (l) To comply with all of its agreements set forth in the Registration Rights Agreement and all agreements set forth in the representation letters of the Company to DTC relating to the approval of the Notes by DTC for "book-entry" transfer.

          (m) To use its best efforts to effect the designation of the Notes as eligible for PORTAL and to obtain approval of the Notes by DTC for "book-entry" transfer.

          (n) None of the Company, its affiliates (as defined in Rule 501(b) of the Securities Act) under its Control (as defined below) or any person acting on their behalf (other than the Initial Purchasers and their respective affiliates) will solicit any offer to buy or offer or sell the Securities by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act. "CONTROL" means, with respect to a person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person, whether through the ability to exercise voting power, by contract or otherwise.

          (o) None of the Company, its affiliates (as defined in Rule 501(b) of the Securities Act) under its Control or any person acting on their behalf will offer, sell or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) of the Company in a manner that would require the registration of the Securities under the Securities Act.

          (p) During the period from the Closing Date to two years after the Closing Date, the Company and its Subsidiaries will not, and will not permit any of their "affiliates" (as defined in Rule 144 under the Securities Act) under its Control to, resell any of the Notes that have been reacquired by them, except for Notes purchased by the Company and its Subsidiaries or any of their affiliates and resold in a transaction registered under the Securities Act.

          (q) For so long as any of the Notes remain outstanding, to deliver without charge to each of the Initial Purchasers, promptly upon request, copies of (i) any reports or other publicly available information that the Company shall mail or otherwise make available to its securityholders generally and (ii) all reports, financial statements and proxy or information statements filed by the Company with the Commission or any national securities exchange and other information made publicly available by the Company, including without limitation, press releases.

          (r) Prior to the Closing Date, to furnish to each of the Initial Purchasers, as soon as they have been prepared in the ordinary course by the Company, copies of any consolidated financial statements or any unaudited interim financial statements of the Company (and, with respect to any material transaction, any person with whom the Company shall have entered any written agreement providing for (i) the consolidation or merger of the parties thereto or (ii) the acquisition by the Company of such person or all or substantially all of the assets of

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such Person) for any period subsequent to the periods covered by the financial statements appearing in the Offering Memorandum.

          (s) Not to take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes.

          (t) Not to distribute any Offering Memorandum or other offering material in connection with the offering and sale of the Notes, except as permitted by the Securities Act.

          (u) To comply with the agreements in the Indenture, the Registration Rights Agreement and any other Operative Document.

          (v) To cause each certificate for a Security to bear the legend contained in the Indenture for the time period and upon the other terms stated in the Indenture.

          (w) During the period of 90 days from the date hereof, the Company will not, without prior written consent of the Initial Purchasers, issue, sell, offer or contract to sell, grant any option for the sale of, or otherwise dispose of, directly or indirectly, any of the Company's common stock (the "COMMON STOCK") (or any securities convertible into, exercisable for or exchangeable for Common Stock or any rights to acquire Common Stock) in any such case for cash, other than (1) upon conversion of any Note in accordance with the terms of the Indenture, (2) the Company's sale of Notes hereunder and (3) the Company's issuance of Common Stock upon the exercise of stock options, warrants, stock options, stock purchase rights and options to purchase Common Stock existing on the date hereof. The foregoing restrictions shall not apply to any issuance of (i) shares of Common Stock, stock purchase rights and options to purchase Common Stock under the Company's stock option and stock purchase plans and upon the exercise of warrants, in each case after the Closing Date, so long as each recipient of any such shares, rights or options agrees to be bound by a lock-up agreement for the remainder of the 90-day period, (ii) shares of capital stock in connection with strategic relationships or acquisitions of businesses, technologies or products complementary to those of the Company so long as (A) the recipients of at least 80% of such stock agree to be bound by lock-up agreements for the remainder of the 90-day period or (B) the aggregate number of shares issued in any such transaction does not exceed 5% of the Company's outstanding capital stock on a fully-diluted basis, (iii) shares of Common Stock to Bear Stearns Corporate Lending, Inc. ("BSCL") to acquire loans made by BSCL to BlueStar prior to the BlueStar merger and (iv) shares of Common Stock to SBC Communications, Inc., on the terms described in the Offering Memorandum. The Company shall not waive its rights pursuant to any lock-up agreement entered into with a third party without the prior written consent of Bear, Stearns & Co. Inc.

          (x) The Company will obtain the undertaking of each of its executive officers not to engage in any of the transactions described in paragraph (w) above, on their own behalf, in excess of 5% of such executive officer's holdings in the Common Stock or any securities convertible into or exchangeable or exercisable (currently or in the future) for Common Stock or any rights to acquire Common Stock as of the date hereof for a period of 90 days after the date hereof without the prior written consent of the Initial Purchasers, except shares sold on behalf of

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Dhruv Khanna by a trustee acting for his benefit pursuant to a trust arrangement whereby he has no control over the ongoing investment decisions of the trustee. The Company shall not waive its rights pursuant to any lock-up agreement entered into with a third party without the prior written consent of Bear, Stearns & Co. Inc.

     5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY; REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE INITIAL PURCHASERS.

          (a) The Company represents and warrants to each of the Initial Purchasers that:

          (i) The Offering Memorandum is being prepared in connection with the Exempt Resales. Such Offering Memorandum, in the form used by the Initial Purchasers to confirm sales on the Closing Date, will not, and any supplement or amendment to it will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties contained in this paragraph shall not apply to statements in or omissions from the Offering Memorandum (or any supplement or amendment thereto) made in reliance upon and in conformity with information relating to the Initial Purchasers furnished to the Company in writing by the Initial Purchasers expressly for use therein. No stop order preventing the use of the Offering Memorandum, or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Securities Act, has been issued.

          (ii) When the Notes are issued and delivered pursuant to this Agreement, no Note will be of the same class (within the meaning of Rule 144A under the Securities Act) as securities of the Company that are listed on a national securities exchange registered under Section 6 of the Exchange Act or that are quoted in a United States automated inter-dealer quotation system.

          (iii) Each of the Company and its subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has corporate power and authority to own, lease and operate its properties and to conduct its business as it is currently being conducted and as will be described in the Offering Memorandum. Each of the Company and its subsidiaries is duly qualified as a foreign corporation to transact business and is in good standing in the State of California and each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions (other than the State of California) where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Effect (as defined below). The Company does not own or control, directly or indirectly, any corporation, association or other entity other than Covad Communications Company, a California corporation, DIECA Communications, Inc., a Virginia corporation, Covad Communications Investment Corp., a Delaware corporation, Covad Acquisition Corporation, a Delaware corporation, Lightsaber Acquisition Co. , a Delaware corporation, Covad Canada Communications, Inc. , a Delaware corporation, Covad Europe Sarl, a Luxembourg societe a responsabilit e limitee and Covad Communications International B.V.,

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a Netherlands besloten vennootschap met eperkte aansprakelijkheid. As of the date hereof, (a) the Company has obtained CLEC regulatory approval in each of the following States: Alabama, Arizona, California, Colorado, Connecticut, Delaware, District of Columbia, Florida, Georgia, Idaho, Illinois, Indiana, Iowa, Kansas, Kentucky, Louisiana, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Montana, Nebraska, Nevada, New Hampshire, New Jersey, New Mexico, New York, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Pennsylvania, Rhode Island, South Carolina, South Dakota, Tennessee, Texas, Utah, Virginia, Washington, West Virginia and Wisconsin and no such regulatory approval has been withdrawn, and to the Company's knowledge no such regulatory approval is the subject of any legal challenge (except as disclosed in the Offering Memorandum) and (b) the Company has not received any notice of rejection or denial, nor has it withdrawn, any of its applications for CLEC approval in any of the two additional States where such applications, as of the date hereof, are pending approval.

          (iv) All of the outstanding shares of capital stock of the Company have been duly authorized, validly issued, and are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights. At June 30, 2000, after giving effect to the issuance and sale of the Firm Notes pursuant hereto and the application of the net proceeds therefrom, the Company had the pro forma consolidated capitalization as will be set forth in the Offering Memorandum under the caption "Capitalization", under the column entitled "As Adjusted".

          (v) The shares of Common Stock of the Company issuable upon conversion of the Notes have been duly authorized and, when issued in accordance with the terms of the Notes, will be validly issued, fully paid and nonassessable and will conform in all material respects to the description thereof contained in the Offering Memorandum. No preemptive rights or other rights to subscribe for or purchase securities exist with respect to the issuance and sale of the Notes by the Company pursuant to this Agreement or the issuance of Common Stock on conversion of the Notes. Other than as disclosed in or contemplated by the Offering Memorandum, no security holder of the Company has any right which has not been satisfied or waived to require the Company to register the sale of any securities owned by such security holder under the Act in the Shelf Registration Statement, except as contemplated by the Registration Rights Agreement (as defined in the Offering Memorandum). The shares of Common Stock issuable on conversion of the Notes at the initial conversion price have been reserved for issuance and no further approval or authority of the stockholders or the Board of Directors of the Company will be required for such issuance of such Common Stock. The Offering Memorandum will contain a fair summary of the capital structure of the Company.

          (vi) All of the outstanding capital stock of each subsidiary of the Company is owned, directly or indirectly, by the Company, free and clear of any security interest, claim, lien, limitation on voting rights or encumbrance; and all such securities have been duly authorized, validly issued, and are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights.

          (vii) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and the other Operative Documents and

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to consummate the transactions contemplated hereby and thereby, including, without limitation, the corporate power and authority to issue, sell and deliver the Notes as provided herein and therein and the power to effect the Use of Proceeds as will be described in the Offering Memorandum.

          (viii) This Agreement has been duly and validly authorized, executed and delivered by the Company and is the legally valid and binding agreement of the Company, enforceable against it in accordance with its terms, except insofar as indemnification and contribution provisions may be limited by applicable law or equitable principles and subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

          (ix) The Indenture has been duly and validly authorized by the Company and, when duly executed and delivered by the Company, will be the legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to (A) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally, (B) general principles of equity (whether considered in a proceeding in equity or at law) or (C) applicable public policy considerations. The Offering Memorandum will contain a fair summary of the principal terms of the Indenture.

          (x) The Notes have been duly and validly authorized by the Company for issuance and sale to the Initial Purchasers by the Company pursuant to this Agreement and, when issued and authenticated in accordance with the terms of the Indenture and delivered against payment therefor in accordance with the terms hereof and thereof, will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture, subject to (A) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally, (B) general principles of equity (whether considered in a proceeding in equity or at law) or (C) applicable public policy considerations. The Offering Memorandum will contain a fair summary of the terms of the Notes.

          (xi) The Registration Rights Agreement has been duly and validly authorized by the Company and, when duly executed and delivered by the Company, will be the legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to (A) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally, (B) general principles of equity (whether considered in a proceeding in equity or at law) or (C) applicable public policy considerations. The Offering Memorandum will contain a fair summary of the principal terms of the Registration Rights Agreement.

          (xii) Neither the Company nor any of its subsidiaries is, or, after giving effect to the offering of the Notes, will be (A) in violation of its charter or bylaws, (B) in default in the performance of any bond, debenture, note, indenture, mortgage, deed of trust or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties is subject, or (C) in violation of any local, state or federal law, statute, ordinance, rule, regulation, requirement, judgment or court decree (including, without limitation, the Communications Act and the rules and regulations of the FCC and environmental laws, statutes, ordinances, rules, regulations, judgments or court decrees) applicable to the Company, its subsidiaries or any of their assets or properties (whether owned or leased) other than, in the case of clauses (B) and (C), any default or violation that could not reasonably be expected to (x) individually or in the aggregate, result in a material adverse effect on the properties, business, results of operations, condition (financial or otherwise), affairs or prospects of the Company and its subsidiaries, taken as a whole, (y) interfere with or adversely affect the sale of the Notes pursuant hereto or (z) in any manner draw into question the validity of this Agreement or any other Operative Document (any of the events set forth in clauses (x), (y) or (z), a "MATERIAL ADVERSE EFFECT"). There exists no condition that, with notice, the passage of time or otherwise, would constitute a default under any such document or instrument, except as will be disclosed in the Offering Memorandum, except for any such condition which would not reasonably be expected to result in a Material Adverse Effect.

          (xiii) None of (A) the execution, delivery or performance by the Company of this Agreement and the other Operative Documents, (B) the issuance and sale of the Notes and (C) consummation by the Company of the transactions contemplated hereby violate, conflict with or constitute a breach of any of the terms or provisions of, or a default under (or an event that with notice or the lapse of time, or both, would constitute a default), or require consent which has not been obtained under, or result in the imposition of a lien or encumbrance on any properties of the Company or any of its subsidiaries, or an acceleration of any indebtedness of the Company or any of its subsidiaries pursuant to, (i) the charter or bylaws of the Company or any of its subsidiaries, (ii) any bond, debenture, note, indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or its subsidiaries or their properties is or may be bound, (iii) any statute, rule or regulation applicable to the Company or any of its subsidiaries or any of their assets or properties or (iv) any judgment, order or decree of any court or governmental agency or authority having jurisdiction over the Company or any of its subsidiaries or any of their assets or properties, except in the case of clauses (ii), (iii) and (iv) for such violations, conflicts, breaches, defaults, consents, impositions of liens or accelerations that (x) would not singly, or in the aggregate, have a Material Adverse Effect or (y) which will be disclosed in the Offering Memorandum. Other than as will be described in the Offering Memorandum, no material consent, approval, authorization or order of, or filing, registration, qualification, license or permit of or with, (A) any court or governmental agency, body or administrative agency (including, without limitation, the FCC) or (B) any other person is required for (1) the execution, delivery and performance by the Company of this Agreement and the other Operative Documents, (2) the issuance and sale of the Notes and the transactions contemplated hereby and thereby, except (x) such as have been obtained and made (or, in the case of the Registration Rights Agreement, will be obtained and made) under the Securities Act, the Trust Indenture Act of 1939, as amended (the "TRUST INDENTURE ACT" ) and state securities or Blue Sky laws and regulations or such as may be required by the NASD or (y) where the failure to obtain any such consent, approval, authorization or order of, or filing registration, qualification, license or permit would not reasonably be expected to result in a Material Adverse Effect.

          (xiv) Except as will be set forth in the Offering Memorandum, there are no legal or governmental actions, suits or proceedings pending or, to Company's knowledge, threatened

(i) against or affecting the Company or any of its subsidiaries, (ii) which has as the subject thereof any officer or director (in any such capacity) of, or property owned or leased by, the Company or any of its subsidiaries or (iii) relating to environmental or discrimination matters, where in any such case (A) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Company or such subsidiary and (B) any such action, suit or proceeding, if so determined adversely, would reasonably be expected to result in a Material Adverse Effect or adversely affect the consummation of the transactions contemplated by this Agreement. No material labor dispute with the employees of the Company or any of its subsidiaries exists or, to the Company's knowledge, is threatened or imminent.

          (xv) No action has been taken and no statute, rule, regulation or order has been enacted, adopted or issued by any governmental agency that prevents the issuance of the Notes or prevents or suspends the use of the Offering Memorandum; no injunction, restraining order or order of any nature by a federal or state court of competent jurisdiction has been issued that prevents the issuance of the Notes, prevents or suspends the sale of the Notes in any jurisdiction referred to in Section 4(e) hereof or that could adversely affect the consummation of the transactions contemplated by this Agreement, the Operative Documents or the Offering Memorandum; and every request of any securities authority or agency of any jurisdiction for additional information has been complied with in all material respects.

          (xvi) Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (i) to the Company's knowledge, neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign law or regulation relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, "MATERIALS OF ENVIRONMENTAL CONCERN" ), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (collectively, "ENVIRONMENTAL LAWS"), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company or its subsidiaries under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company or any of its subsidiaries received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or any of its subsidiaries is in violation of any Environmental Law;
(ii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company or any of its subsidiaries has received written notice, and no written notice by any person or entity alleging potential liability for investigation costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, attorneys' fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Company or any of its subsidiaries, now or in the past (collectively, "ENVIRONMENTAL CLAIMS"), pending or, to the Company's knowledge, threatened against the Company or any of its subsidiaries or any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law; and (iii) to the Company's knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that reasonably could result in a violation of any Environmental Law or form the basis of a potential Environmental Claim against the Company or any of its subsidiaries or against any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law.

          (xvii) The Company and each of its subsidiaries has (i) good and marketable title to all of the properties and assets to be described in the Offering Memorandum or the financial statements to be included in the Offering Memorandum as owned by it, free and clear of all liens, charges, encumbrances and restrictions, except such as will be described in the Offering Memorandum or as would not have a Material Adverse Effect, (ii) peaceful and undisturbed possession to the extent described in the Offering Memorandum under all material leases to which it is a party as lessee, (iii) all licenses, certificates, permits, authorizations, approvals, franchises and other rights from, and has made all declarations and filings with, all federal, state and local authorities (including, without limitation, the FCC), all self-regulatory authorities and all courts and other tribunals (each an "AUTHORIZATION") necessary to engage in the business conducted by the Company and its subsidiaries in the manner as will be described in the Offering Memorandum, except as will be described in the Offering Memorandum and except insofar as the failure to obtain any such Authorization would not reasonably be expected to have a Material Adverse Effect, and no such Authorization contains a materially burdensome restriction that will not be disclosed in the Offering Memorandum and (iv) not received any notice that any governmental body or agency is considering limiting, suspending or revoking any such Authorization. Except where the failure to be in full force and effect would not have a Material Adverse Effect, all such Authorizations are valid and in full force and effect and the Company and each of its subsidiaries is in compliance in all material respects with the terms and conditions of all such Authorizations and with the rules and regulations of the regulatory authorities having jurisdiction with respect thereto. All material leases to which the Company and each of its subsidiaries is a party are valid and binding and no default by the Company or any of its subsidiaries has occurred and is continuing thereunder and, to the Company's knowledge, no material defaults by the landlord are existing under any such lease that could reasonably be expected to result in a Material Adverse Effect.

          (xviii) Except as will be set forth in the Offering Memorandum, the Company and its subsidiaries own, possess or have the right to employ sufficient patents, patent rights, licenses (including all FCC, state, local or other jurisdictional regulatory licenses), inventions, copyrights, know-how (including trade secrets and other unpatented, and/or unpatentable proprietary or confidential information, software, systems or procedures), trademarks, service marks and trade names, inventions, computer programs, technical data and information (collectively, the "INTELLECTUAL PROPERTY RIGHTS") reasonably necessary to conduct their businesses as now conducted; and the expected expiration of any of such Intellectual Property Rights would not result in a Material Adverse Effect. Except as will be disclosed in the Offering Memorandum, the Intellectual Property Rights presently employed by the Company and its subsidiaries in connection with the businesses now operated by them or which are proposed to be operated by them are owned, to the Company's knowledge, free and clear of and without violating any right, claimed right, charge, encumbrance, pledge, security interest, restriction or lien of any kind of any other person and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing except as would not reasonably be expected to have a Material Adverse Effect. The use of the Intellectual Property in connection with the business and operations of the Company and its subsidiaries does not infringe on the rights of any person, except as could not reasonably be expected to have a Material Adverse Effect.

          (xix) None of the Company or any of its subsidiaries, and, to the best knowledge of the Company, any of their respective officers, directors, partners, employees, agents or affiliates or any other person acting on behalf of the Company or any of its subsidiaries has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, official or employee of any governmental agency (domestic or foreign), instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is or may be in a position to help or hinder the business of the Company or any of its subsidiaries (or assist the Company or any of its subsidiaries in connection with any actual or proposed transaction) which (i) would reasonably be expected to subject the Company, or any other individual or entity to any damage or penalty in any civil, criminal or governmental litigation or proceeding (domestic or foreign), (ii) if not given in the past, would reasonably be expected to have had a Material Adverse Effect or (iii) if not continued in the future, would reasonably be expected to have a Material Adverse Effect.

          (xx) All material tax returns required to be filed by the Company and its subsidiaries in all jurisdictions have been so filed. All taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from such entities or that are due and payable have been paid, other than those being contested in good faith and for which adequate reserves have been provided or those currently payable without penalty or interest. To the knowledge of the Company, there are no material proposed additional tax assessments against the Company or any of its subsidiaries or the assets or property of the Company or any of its subsidiaries. The Company has made adequate charges, accruals and reserves in the applicable financial statements to be included in the Offering Memorandum in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its consolidated subsidiaries has not been finally determined.

          (xxi) The Company is not an "investment company" or a company " controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "INVESTMENT COMPANY ACT").

          (xxii) Except as will be disclosed in the Offering Memorandum, there are no holders of securities of the Company or any of its subsidiaries who, by reason of the execution by the Company of this Agreement or any other Operative Document to which it is a party or the consummation by the Company or any of its subsidiaries of the transactions contemplated hereby or thereby, have the right to request or demand that the Company or any of its subsidiaries register under the Securities Act or analogous foreign laws and regulations securities held by them, other than such that have been duly waived.

          (xxiii) The Company and its subsidiaries each maintain a system of internal accounting controls sufficient to provide reasonable assurance that:
(i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity in all material respects with generally accepted accounting principles and to maintain accountability for assets; and (iii) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (xxiv) Each of the Company and its subsidiaries are insured by recognized, financially sound institutions with policies in such amounts and with such deductibles and covering such risks as are customary for similarly situated businesses including but not limited to, policies covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction and acts of vandalism. The Company has no reason to believe that it or any subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect.

          (xxv) The Company has not (i) taken, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes or (ii) (A) sold, bid for, purchased or paid any person any compensation for soliciting purchases of, the Notes or
(B) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

          (xxvi) No registration under the Securities Act of the Notes is required for the sale of the Notes to the Initial Purchasers as contemplated hereby or for the Exempt Resales assuming (i) that the purchasers who buy the Notes in the Exempt Resales are Eligible Purchasers and (ii) the accuracy of the Initial Purchasers' representations contained herein. No form of general solicitation or general advertising was used by the Company or any of its representatives (other than the Initial Purchasers, their employees, agents or any other persons acting on their behalf, as to which the Company makes no representation or warranty) in connection with the offer and sale of any of the Notes in connection with Exempt Resales, including, but not limited to, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. No securities of the same respective classes as the Notes have been issued and sold by the Company within the six-month period immediately prior to the date hereof.

          (xxvii) The Company and its subsidiaries and any "employee benefit plan" (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, "ERISA")) established or maintained by the Company, its subsidiaries or their "ERISA Affiliates" (as defined below) are in compliance in all material respects with ERISA. "ERISA Affiliate" means, with respect to the Company or a subsidiary, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the "Code") of which the Company or such subsidiary is a member. No "reportable event" (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any "employee benefit plan" established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates. No "employee benefit plan" established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, if such "employee benefit plan" were terminated, would have any "amount of unfunded benefit liabilities" (as defined under ERISA). Neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under
(i) Title IV of ERISA with respect to termination of, or withdrawal from, any "employee benefit plan" or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each "employee benefit plan" established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

          (xxviii) The Offering Memorandum, as of its date, and each amendment or supplement thereto read in conjunction with the Offering Memorandum, as of its date, will contain the information specified in, and will meet the requirements of, Rule 144A(d)(4) under the Securities Act.

          (xxix) Except as otherwise will be disclosed in the Offering Memorandum, subsequent to the respective dates as of which information is given in the Offering Memorandum: (i) there has been no Material Adverse Effect; (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock; (iv) there has been no capital expenditure or commitment by the Company or any of its subsidiaries exceeding $1,000,000, either individually or in the aggregate except in the ordinary course of business as generally contemplated by the Offering Memorandum; (v) there has been no material change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Company or any of its subsidiaries; (vi) there has been no revaluation by the Company or any of its subsidiaries of any of their assets;
(vii) there has been no increase in the salary or other compensation payable or to become payable by the Company or any of its subsidiaries to any of their officers, directors, employees or advisors, nor any declaration, payment or commitment or obligation of any kind for the payment by the Company or any of its subsidiaries of a bonus or other additional salary or compensation to any such person; (viii) there has been no amendment or termination of any material contract, agreement or license to which the Company or any subsidiary is a party or by which it is bound; (ix) there has been no waiver or release of any material right or claim of the Company or any subsidiary, including any write-off or other compromise of any material account receivable of the Company or any subsidiary; and (x) there has been no change in pricing or royalties set or charged by the Company or any subsidiary to their respective customers or licensees or in pricing or royalties set or charged by persons who have licensed Intellectual Property Rights to the Company or any of its subsidiaries.

          (xxx) None of the execution, delivery and performance of this Agreement, the issuance and sale of the Notes, the application of the proceeds from the issuance and sale of the Notes and the consummation of the transactions contemplated thereby as will be set forth in the Offering Memorandum, will violate Regulations T, U or X promulgated by the Board of Governors of the Federal Reserve System or analogous foreign laws and regulations.

          (xxxi)  (A) Ernst & Young LLP, who will express their opinion with respect to the Company financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules to be included in the Offering Memorandum with respect to the Company, are independent public or certified public accountants within the meaning of Regulation S-X under the Securities Act and the Exchange Act.

                  (B) The Company financial statements, together with the
                      related notes, to be included in the Offering Memorandum present fairly in all material respects the consolidated financial position of the Company and its subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto.

                  (C) The financial data to be set forth in the Offering
                      Memorandum under the captions "Offering Memorandum Summary--Summary Consolidated Financial Data", "Selected Consolidated Financial Data" and "Capitalization" fairly present the information set forth therein on a basis consistent with that of the audited financial statements to be contained in the Offering Memorandum.

          (xxxii) (A) Arthur Anderson LLP, who will express their opinion with respect to the BlueStar financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules to be included in the Offering Memorandum with respect to BlueStar Communications Group, Inc. ("BLUESTAR"), are independent public or certified public accountants within the meaning of Regulation S-X under the Securities Act and the Exchange Act.

                  (B) The BlueStar financial statements, together with the
                      related notes, to be included in the Offering Memorandum present fairly in all material respects the consolidated financial position of BlueStar and its subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto.

          (xxxiii)(A) PricewaterhouseCoopers LLP, who will express their opinion with respect to the Laser Link financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules to be included in the Offering Memorandum with respect to Laser Link.Net, Inc. ("LASER.LINK"), are independent public or certified public accountants within the meaning of Regulation S-X under the Securities Act and the Exchange Act.

                  (B) The Laser.Link financial statements, together with the related notes, to be included in the Offering Memorandum present fairly in all material respects the consolidated financial position of Laser.Link and its subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto.

          (xxxiv) The Company does not intend to, nor does it believe that it will, incur debts beyond its ability to pay such debts as they mature. The present fair salable value of the assets of the Company on a consolidated basis exceeds the amount that will be required to be paid on or in respect of the existing debts and other liabilities (including contingent liabilities) of the Company on a consolidated basis as they become absolute and matured. The assets of the Company on a consolidated basis do not constitute an unreasonably small capital to carry out the business of the Company as conducted or as proposed to be conducted. Upon the issuance of the Notes, the present fair salable value of the assets of the Company on a consolidated basis will exceed the amount that will be required to be paid on or in respect of the existing debts and other liabilities (including contingent liabilities) of the Company on a consolidated basis as they become absolute and matured. Upon the issuance of the Notes, the assets of the Company on a consolidated basis will not constitute an unreasonably small capital to carry out its businesses as now conducted, including the capital needs of the Company on a consolidated basis.

          (xxxv) Except pursuant to this Agreement, there are no contracts, agreements or understandings between the Company and any other person that would give rise to a valid claim against the Company or either of the Initial Purchasers for a brokerage commission, finder's fee or like payment in connection with the issuance, purchase and sale of the Notes.

          (xxxvi) There are no business relationships or related-party transactions involving the Company or any subsidiary or any other person that would be required to be described in the Offering Memorandum were it to be filed as a part of a Registration Statement on Form S-1 under the Securities Act, which will not have been described as would have been so required.

          (xxxvii) The statements (including the assumptions described therein) to be included in the Offering Memorandum under the headings (a) "Business" and "Covad Management's Discussion and Analysis of Financial Condition and Results of Operations--Overview" and (b) "BlueStar Management's Discussion and Analysis of Financial Condition and Results of Operations--Overview" each (i) are within the coverage of Rule 175(b) under the Securities Act to the extent such data constitute forward looking statements as defined in Rule 175(c) and (ii) will be made by the Company and, to the Company's knowledge, BlueStar, respectively, with a reasonable basis and reflect such person's good faith estimate of the matters described therein.

          (xxxviii) Each certificate signed by any officer of the Company and delivered to the Initial Purchasers or counsel for the Initial Purchasers pursuant to this Agreement shall be deemed to be a representation and warranty by the Company to the Initial Purchasers as to the matters covered thereby.

          The Company acknowledges that each of the Initial Purchasers and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to
Section 8 hereof, counsel to the Company and counsel to the Initial Purchasers, will rely upon the accuracy and truth of the foregoing representations and hereby consents to such reliance.

          (b) Each of the Initial Purchasers severally and not jointly represents, warrants and covenants to the Company and agrees that:

          (i) Such Initial Purchaser is a QIB, with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Notes.

          (ii) Such Initial Purchaser is not acquiring the Notes with a view to any distribution thereof that would violate the Securities Act or the securities laws of any state of the United States or any other applicable jurisdiction.

          (iii) No form of general solicitation or general advertising has been or will be used by any Initial Purchaser or any of its representatives in connection with the offer and sale of any of the Notes, including but not limited to, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

          (iv) Each Initial Purchaser agrees that, in connection with the Exempt Resales, it will solicit offers to buy the Notes only from, and will offer to sell the Notes only to, Eligible Purchasers. Such Initial Purchaser further (A) agrees that it will offer to sell the Notes only to, and will solicit offers to buy the Notes only from Eligible Purchasers that the Initial Purchaser reasonably believes are QIBs and (B) acknowledges and agrees that that such Notes will not have been registered under the Securities Act and may be resold, pledged or otherwise transferred only (x) to a person whom the seller reasonably believes is a QIB in a transaction meeting the requirements of Rule 144A, (II) in a transaction meeting the requirements of Rule 144 under the Securities Act, (III) to an Accredited Investor that, prior to such transfer, furnishes to the Trustee a signed letter containing certain representations and agreements relating to the Notes (the form of such letter can be obtained from the Trustee) or (IV) in accordance with another exemption from the registration requirements of the Securities Act (in the case of II, III or IV, based upon an opinion of counsel if the Company or the Trustee, or the "Registrar" or "Transfer Agent" (as such terms are defined in the Indenture) for the Notes so requests), (y) to the Company or (z) pursuant to an effective registration statement under the Securities Act and, in each case, in accordance with any applicable securities laws of any state of the United States and (C) that the holder and each subsequent holder will be required to notify any purchaser of the security evidenced thereby of the resale restrictions set forth in (B) above.

          (v) Each of the Initial Purchasers understands that the Company and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Section 8 hereof, counsel to the Company and counsel to the Initial Purchasers will rely upon the accuracy and truth of the foregoing representations and hereby consents to such reliance.

     6.   INDEMNIFICATION.

          (a) The Company agrees to indemnify and hold harmless (i) each of the Initial Purchasers, (ii) each person, if any, who controls either of the Initial Purchasers within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act and (iii) the respective officers, directors, partners, employees, representatives and agents of any of the Initial Purchasers or any controlling person to the fullest extent lawful, from and against any and all losses, liabilities, claims, damages and expenses whatsoever (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any investigation or litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Offering Memorandum, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that the Company will not be liable in any such case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Initial Purchasers expressly for use therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have, including under this Agreement.

          (b) Each Initial Purchaser, severally and not jointly, agrees to indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any investigation or litigation, commenced or threatened, or any claim whatsoever and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Offering Memorandum, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of either Initial Purchaser expressly for use therein; PROVIDED, HOWEVER, that in no case shall either Initial Purchaser be liable or responsible for any amount in excess of the discounts and commissions received by such Initial Purchaser, as set forth on the cover page of the Offering Memorandum. This indemnity will be in addition to any liability which either Initial Purchaser may otherwise have, including under this Agreement.

          (c) Promptly after receipt by an indemnified party under subsection
(a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 6 except to the extent that it has been prejudiced in any material respect by such failure or from any liability which it may otherwise have). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case (and where the Initial Purchasers are the indemnified parties, Bear, Stearns & Co. Inc. shall have the right to select such counsel for the Initial Purchasers), but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to take charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying party or parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses of counsel shall be borne by the indemnifying parties; PROVIDED, HOWEVER, that the indemnifying party under subsection (a) or (b) above, shall only be liable for the legal expenses of one counsel (in addition to any local counsel) for all indemnified parties in each jurisdiction in which any claim or action is brought. Anything in this subsection to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its prior written consent; PROVIDED, HOWEVER, that such consent was not unreasonably withheld.

     7. CONTRIBUTION. In order to provide for contribution in circumstances in which the indemnification provided for in Section 6 is for any reason held to be unavailable from the Company or is insufficient to hold harmless a party indemnified thereunder, the Company and the Initial Purchasers shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company, any contribution received by the Company from persons, other than the Initial Purchasers, who may also be liable for contribution, including persons who control the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act) to which the Company and one or both of the Initial Purchasers may be subject, in such proportion as is appropriate to reflect the relative benefits received by the Company and the Initial Purchasers from the offering of the Notes or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in Section 6, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and the Initial Purchasers in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Initial Purchasers shall be deemed to be in the same proportion as (x) the total proceeds from the offering of Notes (net of discounts but before deducting expenses) received by the Company and (y) the discounts received by the Initial Purchasers, respectively, in each case as set forth in the table on the cover page of the Offering Memorandum. The relative fault of the Company and of the Initial Purchasers shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Initial Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by PRO RATA allocation or by any other method of allocation which does not take into account the equitable considerations referred to above. Notwithstanding the provisions of this Section 7, (i) in no case shall either of the Initial Purchasers be required to contribute any amount in excess of the amount by which the discount applicable to the Notes purchased by such Initial Purchaser pursuant to this Agreement exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7,
(A) each person, if any, who controls either of the Initial Purchasers within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act and (B) the respective officers, directors, partners, employees, representatives and agents of any of the Initial Purchasers or any controlling person shall have the same rights to contribution as such Initial Purchaser, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as the Company, subject in each case to clauses (i) and
(ii) of this Section 7. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 7, notify such party or parties from whom contribution may be sought, but the failure to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 7 or otherwise. No party shall be liable for contribution with respect to any action or claim settled without its prior written consent; PROVIDED, HOWEVER, that such written consent was not unreasonably withheld.

     8. CONDITIONS OF INITIAL PURCHASERS' OBLIGATIONS. The several obligations of the Initial Purchasers to purchase and pay for the Notes, if any, as provided herein, shall be subject to the satisfaction of the following conditions:

          (a) All of the representations and warranties of the Company contained in this Agreement shall be true and correct on the date hereof and on the Closing Date with the same force and effect as if made on and as of the date hereof and the Closing Date, respectively. The Company shall have performed or complied with all of the agreements herein contained and required to be performed or complied with by it at or prior to the Closing Date.

          (b) The Offering Memorandum shall have been printed and copies distributed to the Initial Purchasers not later than 10:00 a.m., New York City time, on the fourth business day following the date of this Agreement or at such later date and time as to which the Initial Purchasers may agree, and no stop order suspending the qualification or exemption from qualification of the Notes in any jurisdiction referred to in Section 4(e) shall have been issued and no proceeding for that purpose shall have been commenced or shall be pending or threatened.

          (c) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency which would, as of the Closing Date, prevent the issuance of the Notes; no action, suit or proceeding shall have been commenced and be pending against or affecting or, to the Company's knowledge, threatened against, the Company before any court or arbitrator or any governmental body, agency or official that (1) could reasonably be expected to result in a Material Adverse Effect and (2) has not been disclosed in the Offering Memorandum; and no stop order shall have been issued preventing the use of the Offering Memorandum, or any amendment or supplement thereto, or which could reasonably be expected to have a Material Adverse Effect.

          (d) Since the dates as of which information is given in the Offering Memorandum, (i) there shall not have been any Material Adverse Effect, or any development that is reasonably likely to result in a Material Adverse Effect, in the capital stock or the long-term debt, or material increase in the short-term debt, of the Company or any of its subsidiaries from that set forth in the Offering Memorandum, (ii) no dividend or distribution of any kind shall have been declared, paid or made by the Company or any of its subsidiaries on any class of its capital stock, (iii) neither the Company nor any of its subsidiaries shall have incurred any liabilities or obligations, direct or contingent, that are material, individually or in the aggregate, to the Company and its subsidiaries, taken as a whole, and, that are required to, be disclosed in accordance with generally accepted accounting principles on the latest balance sheet or notes thereto included in the Offering Memorandum and are not so disclosed. Since the date hereof and since the dates as of which information is given in the Offering Memorandum, there shall not have occurred any Material Adverse Effect.

          (e) The Initial Purchasers shall have received a certificate, dated the Closing Date, signed on behalf of the Company by each of the Company's Chief Executive Officer and Chief Financial Officer in form and substance reasonably satisfactory to the Initial Purchasers, confirming, as of the Closing Date, the matters set forth in paragraphs (a), (b), (c) and (d) of this Section 8 and that, as of the Closing Date, the obligations of the Company to be performed hereunder on or prior thereto have been duly performed in all material respects.

          (f) The Initial Purchasers shall have received on the Closing Date an opinion, dated the Closing Date, in form and substance satisfactory to the Initial Purchasers and counsel to the Initial Purchasers, of Irell & Manella LLP, counsel for the Company, to the effect set forth in EXHIBIT A hereto.

          (g) The Initial Purchasers shall have received on the Closing Date an opinion, dated the Closing Date, in form and substance satisfactory to the Initial Purchasers and counsel to the Initial Purchasers, of Dhruv Khanna, General Counsel of the Company, to the effect set forth in EXHIBIT B hereto.

          (h) The Initial Purchasers shall have received an opinion, dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers, of Simpson Thacher & Bartlett, counsel to the Initial Purchasers, covering such matters as are customarily covered in such opinions.

          (i) Prior to the printing of the Offering Memorandum and at the Closing Date, the Initial Purchasers shall have received from each of (a) Ernst & Young LLP, independent public accountants for the Company, (b) Arthur Anderson LLP, independent public accountants for BlueStar, and (c) PricewaterhouseCoopers LLP, independent public accountants for Laser.Link, and the Company, each dated as of the date of this Agreement and as of the Closing Date, customary comfort letters addressed to the Initial Purchasers and in form and substance satisfactory to the Initial Purchasers and counsel to the Initial Purchasers with respect to the financial statements and certain financial information of
(a) the Company, (b) BlueStar and (c) Laser.Link, respectively, contained in the Offering Memorandum.

          (j) Simpson Thacher & Bartlett, in its capacity as counsel to the Initial Purchasers, shall have been furnished with such documents, in addition to those set forth above, as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in this Section 8 and in order to evidence the accuracy, completeness or satisfaction in all material respects of any of the representations, warranties or conditions herein contained.

          (k) Prior to the Closing Date, the Company shall have furnished to the Initial Purchasers such further information, certificates and documents as the Initial Purchasers may reasonably request.

          (l) The Company and the Trustee shall have entered into the Indenture and the Initial Purchasers shall have received counterparts, conformed as executed, thereof.

          (m) The Company shall have received from each person who is a an executive officer of the Company an agreement to the effect that such person will not, directly or indirectly, offer, sell, offer or contract to sell, grant any option for the sale of, or otherwise dispose of any shares of Common Stock (or any securities convertible into, exercisable for or exchangeable for shares of Common Stock or any rights to acquire Common Stock) in excess of 5% of such executive officer's holdings in the Common Stock or any securities convertible into or exchangeable or exercisable (currently or in the future) for Common Stock or any rights to acquire Common Stock as of the date hereof for a period of 90 days after the date hereof without the prior written consent of the Initial Purchasers, except as provided in Section 4(x).

          (n) At the Closing Date, the Notes shall have been approved for quotation in the PORTAL market.

          All opinions, certificates, letters and other documents required by this Section 8 to be delivered by the Company will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Initial Purchasers. The Company will furnish the Initial Purchasers with such conformed copies of such opinions, certificates, letters and other documents as it shall reasonably request.

     9.   INITIAL PURCHASERS' INFORMATION; DEFAULT BY AN INITIAL PURCHASER.

          (a) The Company and the Initial Purchasers severally acknowledge that the statements to be set forth (i) with respect to the offering of the Notes in the next-to-last paragraph of the outside of the front cover page; (ii) with respect to the stabilization language on page i; and (iii) in the third paragraph, the fifth sentence of the fourth paragraph and the fifth paragraph under the caption "Plan of Distribution" in such Offering Memorandum will constitute the only information furnished in writing by the Initial Purchasers expressly for use in the Offering Memorandum.

          (b) If one or more of the Initial Purchasers shall fail at Closing Date or the Additional Closing Date to purchase the Firm Notes or Optional Notes that it is obligated to purchase under this Agreement (the "DEFAULTED NOTES"), the non-defaulting Initial Purchasers may in their discretion, within five calendar days thereafter, make arrangements to purchase all, but not less than all, of the Defaulted Notes upon the terms herein set forth on a pro rata basis, based on the allotments set forth in Schedule A and after deducting the amount not purchased by the defaulting Initial Purchaser (or as otherwise mutually agreeable to each such Initial Purchaser); if, however, any non-defaulting Initial Purchaser shall not have completed such arrangements within such five calendar day period, then this Agreement shall terminate without liability on the part of the non-defaulting Initial Purchaser.

Nothing in this Section shall relieve any defaulting Initial Purchaser from its liability, if any, to the Company or the non-defaulting Initial Purchasers for damages occasioned by its default.

In the event of any such default which does not result in a termination of this Agreement, either the non-defaulting Initial Purchasers or the Company shall have the right to postpone the Closing Date for a period not exceeding seven days in order to effect any required changes in the Offering Memorandum or in any other documents or arrangements.

     10. SURVIVAL OF REPRESENTATIONS AND AGREEMENTS. All representations and warranties, covenants and agreements of the Initial Purchasers and the Company contained in this Agreement, including the agreements contained in Sections 4(f) and 11(d), the indemnity agreements contained in Section 6 and the contribution agreements contained in Section 7, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Initial Purchasers or any controlling person thereof or by or on behalf of the Company or any controlling person thereof, and shall survive delivery of and payment for the Notes to and by the Initial Purchasers. The representations contained in
Section 5 and the agreements contained in Sections 4(f), 6, 7 and 11(d) shall survive the termination of this Agreement, including any termination pursuant to
Section 11.

     11.  EFFECTIVE DATE OF AGREEMENT; TERMINATION.

          (a) This Agreement shall become effective upon execution and delivery of a counterpart hereof by each of the parties hereto.

          (b) The Initial Purchasers shall have the right to terminate this Agreement at any time prior to the Closing Date by notice to the Company from the Initial Purchasers, without liability (other than with respect to Sections 6 and 7) on the Initial Purchasers' part to the Company if, on or prior to such date, (i) the Company shall have failed, refused or been unable to perform in any material respect any agreement on its part to be performed hereunder, (ii) any other condition to the obligations of the Initial Purchasers hereunder as provided in Section 8 is not fulfilled when and as required in any material respect, (iii) in the reasonable judgment of the Initial Purchasers any Material Adverse Effect shall have occurred since the respective dates as of which information is given in the Offering Memorandum, other than as set forth in the Offering Memorandum, (iv) any downgrading shall have occurred in the rating accorded the Company's debt securities by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act, or any such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities, or
(v)(A)
any domestic or international event or act or occurrence has materially disrupted, or in the opinion of the Initial Purchasers will in the immediate future materially disrupt, the market for the Company's securities or for securities in general; or (B) trading in securities generally on the New York Stock Exchange or quotations on the Nasdaq National Market shall have been suspended or materially limited, or minimum or maximum prices for trading shall have been established, or maximum ranges for prices for securities shall have been required, on such exchange, or by such exchange or other regulatory body or governmental authority having jurisdiction; or (C) a banking moratorium shall have been declared by federal or state authorities, or a moratorium in foreign exchange trading by major international banks or persons shall have been declared; or (D) there is an outbreak or escalation of armed hostilities involving the United States on or after the date hereof, or if there has been a declaration by the United States of a national emergency or war, the effect of which shall be, in the Initial Purchasers' judgment, to make it inadvisable or impracticable to proceed with the offering or delivery of the Notes on the terms and in the manner contemplated in the Offering Memorandum; or (E) there shall have been such a material adverse change in general economic, political or financial conditions or if the effect of international conditions on the financial markets in the United States shall be such as, in the Initial Purchasers' judgment, makes it inadvisable or impracticable to proceed with the delivery of the Notes as contemplated hereby.

          (c) Any notice of termination pursuant to this Section 11 shall be by telephone, telex, telephonic facsimile, or telegraph, confirmed in writing by letter.

          (d) If this Agreement shall be terminated pursuant to any of the provisions hereof, or if the sale of the Notes provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company will, subject to demand by the Initial Purchasers, reimburse the Initial Purchasers for all out-of-pocket expenses (including the reasonable fees and expenses of Initial Purchasers' counsel), incurred by the Initial Purchasers in connection herewith.

     12. NOTICE. All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and, if sent to the Initial Purchasers shall be mailed, delivered, or telexed, telegraphed or telecopied and confirmed in writing to Bear, Stearns & Co. Inc., Morgan Stanley & Co. Incorporated, Credit Suisse First Boston Corporation Deutsche Bank Securities, Inc. and Goldman, Sachs & Co., c/o Bear, Stearns & Co. Inc., 245 Park Avenue, New York, New York 10167, Attention: Corporate Finance Department, telecopy number: (212) 272-3092, with a copy, which shall not constitute notice, to Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York 10017,
Attn: Gary L. Sellers, telecopy number: (212) 455-2502; and if sent to the Company, shall be mailed, delivered or telexed, telegraphed or telecopied and confirmed in writing to Covad Communications Group, Inc., 4250 Burton Drive, Santa Clara, CA 95054, Attention: Chief Financial Officer, telecopy number:
(408) 844-7501, with a copy, which shall not constitute notice, to Irell & Manella LLP, 1800 Avenue of the Stars, Suite 900, Los Angeles, CA 90067, Attn:
Meredith S. Jackson, telecopy number: (310) 203-7199.

     13. PARTIES. This Agreement shall inure solely to the benefit of, and shall be binding upon, the Initial Purchasers and the Company and the controlling persons and agents referred to in Sections 6 and 7, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. The term "SUCCESSORS AND ASSIGNS" shall not include a purchaser, in its capacity as such, of Notes from the Initial Purchasers.

     14. CONSTRUCTION. This Agreement shall be construed in accordance with the internal law of the State of New York without giving any effect to any provisions thereof relating to conflicts of law. TIME IS OF THE ESSENCE IN THIS AGREEMENT.

     15. CAPTIONS. The captions included in this Agreement are included solely for convenience of reference and are not to be considered a part of this Agreement.

     16. COUNTERPARTS. This Agreement may be executed in various counterparts which together shall constitute one and the same instrument.

                           [Signature pages to follow]

     If the foregoing correctly sets forth the understanding among the Initial Purchasers and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

                                            Very truly yours,

                                            COVAD COMMUNICATIONS GROUP, INC.

                                            By: /s/ Terry Murphy
                                                -------------------------------
                                                Name:  Terry Murphy
                                                Title: V.P. of Finance,
                                                       Treasurer and Controller




                       [Signatures continue on next page]

Accepted and agreed to as of
the date first above written:

BEAR, STEARNS & CO. INC.
MORGAN STANLEY & CO. INCORPORATED
CREDIT SUISSE FIRST BOSTON CORPORATION
DEUTSCHE BANK SECURITIES, INC.
GOLDMAN, SACHS & CO.

By: BEAR, STEARNS & CO. INC.

By: /s/ Mark Goldstein
    --------------------
    Name: Mark Goldstein
    Title:

                                   Schedule I


                                                            AGGREGATE PRINCIPAL
                                                             AMOUNT OF NOTES TO
INITIAL PURCHASERS                                              BE PURCHASED

Bear, Stearns & Co. Inc............................................$250,000,000

Morgan Stanley & Co. Incorporated..................................$150,000,000

Credit Suisse First Boston Corporation............................. $33,334,000

Deutsche Bank Securities, Inc...................................... $33,333,000

Goldman, Sachs & Co................................................$333,333,000
                                                                   ------------

                                               Total:              $500,000,000
                                                                   ============

                                    EXHIBIT A

                     Form of Opinion of Irell & Manella LLP

     1. The Company is duly incorporated and validly existing as a corporation in good standing under the laws of the State of Delaware, has the requisite corporate power and authority to carry on its business as it is currently being conducted and as described in the Offering Memorandum and to own, lease and operate its properties, and is duly qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect on the Company on a consolidated basis.

     2. Each of the Company's subsidiaries is a corporation duly incorporated and validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, has all requisite corporate power and authority to carry on its business as it is currently being conducted and as described in the Offering Memorandum and to own, lease and operate its properties, and is duly qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect on the Company on a consolidated basis.

     3. To such counsel's knowledge, All of the outstanding shares of capital stock of the Company issued since January 21, 2000 have been duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights. The authorized, issued and outstanding capital stock of the Company conforms in all respects to the description thereof set forth in the Offering Memorandum.

     4. The shares of Common Stock issuable upon conversion of the Notes have been duly authorized by the Company and, when issued and delivered upon such conversion in accordance with the terms and provisions of the Notes and the Indenture (assuming payment for and delivery of the Notes in accordance with the Purchase Agreement), will be validly issued, fully paid and nonassessable, and to the knowledge of such counsel, no holder of currently outstanding shares of the Common Stock has any preemptive or other similar rights to subscribe for or purchase any shares of Common Stock of the Company (or any shares of capital stock exchangeable into or convertible for Common Stock).

     5. To such counsel's knowledge, except as disclosed in or contemplated by the Offering Memorandum, no holders of securities of the Company have rights which have not been satisfied or waived to the registration of shares of Common Stock or other securities of the Company because of the filing of the Shelf Registration Statement by the Company or the offerings contemplated thereby.

     6. When the Notes are issued and delivered pursuant to the Purchase Agreement, no Note will be of the same class (within the meaning of Rule 144A under the Securities Act) as securities of the Company that are listed on a national securities exchange registered under Section 6 of the Exchange Act or that are quoted in a United States automated inter-dealer quotation system.

     7. The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Purchase Agreement and the other Operative Documents and to consummate the transactions contemplated thereby, including, without limitation, the corporate power and authority to issue, sell and deliver the Notes.

     8. The Purchase Agreement has been duly and validly authorized, executed and delivered by the Company and is the legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such counsel need express no opinion as to the validity or enforceability of rights of indemnity or contribution, or both and except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

     9. Each of the Indenture and the Registration Rights Agreement has been duly and validly authorized, executed and delivered by the Company and assuming due execution by the other parties thereto, is the legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such counsel need express no opinion as to the validity or enforceability of rights of indemnity or contribution, or both and except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

     10. The Notes are in the form contemplated by the Indenture, have been duly and validly authorized for issuance and sale to the Initial Purchasers by the Company pursuant to the Purchase Agreement and, when issued and authenticated in accordance with the terms of the Indenture and delivered against payment therefor in accordance with the terms of the Purchase Agreement and the Indenture, will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture, except that such counsel need express no opinion as to the validity or enforceability of rights of indemnity or contribution, or both, and except as such enforceability may be limited by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally, (ii) to general principles of equity (whether considered in a proceeding in equity or at law) or (iii) applicable public policy considerations.

     11. No registration under the Securities Act of the Notes is required for the sale of the Notes to the Initial Purchasers as contemplated by the Purchase Agreement or for the Exempt Resales, it being understood that no opinion is expressed as to any subsequent resale of any Notes, assuming (A) that the purchasers who buy such Notes in the initial resale thereof are Eligible Purchasers, and (B) the accuracy of the Initial Purchasers' and the Company's representations contained in the Purchase Agreement regarding the absence of general solicitation in connection with the sale of Notes to the Initial Purchasers and the Exempt Resales.

     12. The Offering Memorandum, as of its date (except for the financial statements and schedules and other financial or statistical data included therein, as to which no opinion need be expressed), complies as to form with the requirements of Rule 144A(d)(4) under the Securities Act.

     13. Prior to the effectiveness of the Shelf Registration Statement, the Indenture is not required to be qualified under the Trust Indenture Act.

     14. None of (A) the execution, delivery or performance by the Company of the Purchase Agreement and the other Operative Documents or (B) the issuance and sale of the Securities violates, conflicts with or constitutes a breach of any of the terms or provisions of, or a default under (or an event that with notice or the lapse of time, or both, would constitute a default), or requires consent or waiver under, or results in the imposition of a lien or encumbrance on any properties of the Company or any of its subsidiaries, or an acceleration of any indebtedness of the Company or any of its subsidiaries pursuant to, (i) the charter or bylaws of the Company or any of its subsidiaries, (ii) any agreement or instrument filed with the SEC as an exhibit, or incorporated by reference as an exhibit, pursuant to subparagraphs (b)(4) or (b)(10) of Item 601 of Regulation S-K, as part of the Company's annual, quarterly or current reports on Forms 10K, 10Q or 8K, (iii) the Delaware General Corporation Law or any federal statute, rule or regulation known to such counsel to be applicable to the Company (other than federal or state securities laws, which are specifically addressed elsewhere herein, and other than as are specifically addressed in the opinion of Dhruv Khanna, General Counsel of the Company, separately delivered to you pursuant to Section 8(g) of the Purchase Agreement, or (iv) any judgment, order or decree of any court or governmental agency or authority having jurisdiction over the Company or any of its subsidiaries or any of their assets or properties known to such counsel, except in the case of clauses (ii), (iii) and (iv) for such violations, conflicts, breaches, defaults, consents, impositions of liens or accelerations that (x) would not, singly or in the aggregate, have a Material Adverse Effect on the Company and its subsidiaries taken as a whole or (y) are disclosed in the Offering Memorandum. Assuming compliance with applicable state securities and Blue Sky laws, as to which such counsel need express no opinion, and except for the filing of a registration statement under the Securities Act and qualification of the Indenture under the Trust Indenture Act in connection with the Registration Rights Agreement, no consent, approval, authorization or order of, or filing registration, qualification, license or permit of or with, any court or governmental agency, body or administrative agency is required for the execution, delivery and performance by the Company of the Purchase Agreement, the Operative Documents or the issuance and sale of the Securities, except such as have been obtained and made or have been disclosed in the Offering Memorandum.

     15. The Company is not and after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Offering Memorandum, will not be an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     16. Except as set forth in the Purchase Agreement or the Registration Rights Agreement, to such counsel's knowledge, there are no holders of securities of the Company who, by reason of the execution by the Company of the Purchase Agreement or any other Operative Document to which it is a party or the consummation by the Company of the transactions contemplated thereby, have the right to request or demand that the Company register under the Securities Act securities held by them.

     17. None of the execution, delivery and performance of the Purchase Agreement, the issuance and sale of the Notes, the application of the proceeds from the issuance and sale of the Notes and the consummation of the transactions contemplated thereby as set forth in the Offering Memorandum, will violate Regulations T, U or X promulgated by the Board of Governors of the Federal Reserve System.

     18. To such counsel's knowledge, and except as described in the Offering Memorandum, there is (i) no action, suit, investigation or proceeding (other than proceedings with respect to pending license applications) before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, pending or threatened in writing or to which the Company and any of its subsidiaries is or may be a party or to which the business or property of the Company and any of its subsidiaries is or may be subject and (ii) no injunction, restraining order or order of any nature by a federal or state court of competent jurisdiction to which the Company or any of its subsidiaries is or may be subject, or to which the business, assets or property of the Company are or may be subject, has been issued, except in the case of clauses (i) and (ii), those which (a) would not singly or in the aggregate have a Material Adverse Effect upon the Company and its subsidiaries taken as a whole or (b) which are disclosed in the Offering Memorandum.

     19. To such counsel's knowledge, there is no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency or that has been proposed by any governmental body to which the Company or any of its subsidiaries is or may be subject or to which the business, assets or property of the Company or any of its subsidiaries are or may be subject, except those which (a) would not singly or in the aggregate have a Material Adverse Effect upon the Company and its subsidiaries taken as a whole or (b) which are disclosed in the Offering Memorandum.

     20. The statements contained in the Offering Memorandum under the captions "Description of Convertible Notes", "Description of Capital Stock", "Description of Certain Indebtedness", "Notice to Investors", "Plan of Distribution" and "Certain United States Federal Income and Estate Tax Consequences", in each case, insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information required with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein in all material respects.

     Such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent certified public accountants of the Company and the Initial Purchasers and its representatives at which the contents of the Offering Memorandum and related matters were discussed and, although such counsel is not passing upon and assumes no responsibility for, the accuracy, completeness or fairness of the statements contained in the Offering Memorandum, on the basis of the foregoing, no facts have come to such counsel's attention which led such counsel to believe that the Offering Memorandum, as of its date or the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (except as to financial statements and schedules and other financial, statistical and industry data, included therein, as to which such counsel need express no opinion).

                                    EXHIBIT B

         Form of Opinion of Dhruv Khanna, General Counsel of the Company

     1. Neither the execution and delivery of the Operative Documents nor the sale of the Notes contemplated thereby violate (A) the Communications Act of 1934 (the "COMMUNICATIONS ACT") as interpreted as of this date, (B) the Telecommunications Act of 1996 (the "TELECOM ACT OF 1996") as interpreted as of this date, (C) any rules of regulations of the Federal Communications Commission (the "FCC") applicable to the Company and its subsidiaries as interpreted as of this date, or (D) any rules or regulations of the California Public Utilities Commission, New York Public Service Commission, Massachusetts Department of Public Utilities, Washington Utilities and Transportation Commission, Illinois Commerce Commission, the Oregon Public Utilities Commission or any other jurisdiction where the Company has obtained CLEC regulatory approval (collectively, the "State Telecommunications Agencies") as interpreted as of this date.

     2. The Company and its subsidiaries (A) have made all reports and filings, and paid all fees, required by the FCC and any of the State Telecommunications Agencies, and (B) have all certificates, orders, permits, licenses, authorizations, consents and approvals of and from, and have made all filings and registrations with, the FCC and any of the State Telecommunications Agencies necessary to own, lease, license and use their respective properties and assets and to conduct their respective businesses as described in the Offering Memorandum; and, except as described in the Offering Memorandum, there are no pending or, to my knowledge, threatened proceedings before the FCC or any State Telecommunications Agencies relating to the revocation or modification of any such certificates, orders, permits, licenses, authorizations, consents or approvals which, if determined adversely, would have a Material Adverse Effect.

     3. Except as described in the Offering Memorandum, (A) no decree or order of the FCC or any of the State Telecommunications Agencies is outstanding, (B) no litigation or proceeding has been commenced or, to my knowledge, threatened,
(C) to my knowledge, no inquiry or investigation has been commenced or threatened and (D) no formal notice of violation or order to show cause has been issued, against the Company or its subsidiaries before the FCC or any of the State Telecommunications Agencies.

     4. The statements in the Offering Memorandum under the headings of "Risk Factors--Charges for unbundled network elements are outside of our control because they are proposed by traditional telephone companies and are subject to costly regulatory approval processes", "Risk Factors--The failure of traditional telephone companies to adequately provide transmission facilities and provision telephone wires is likely to impair our ability to install lines and adversely affect our growth rate", "Risk Factors--We depend on the traditional telephone companies for the quality and availability of the telephone wires that we use", "Risk Factors--Our business will suffer if our interconnection agreements are not renewed or if they are modified on unfavorable terms", "Risk Factors--Out intellectual property protection may be inadequate to protect our proprietary rights, and we may be subject to infringement claims", "Risk Factors--Our services are subject to government regulation, and changes in current of future laws or regulations could adversely affect our business", "Business--Industry Background--Impact of Regulatory Developments", "Business--Government Regulation" and "Business--Intellectual Property", to the extent such statements constitute summaries of the Telecommunications Act of 1996 or rules and regulations of the FCC or any of the State Telecommunications Agencies or laws related to intellectual property rights, fairly and accurately summarize the matters therein described.

     5. The Company and its subsidiaries have the consents, approvals, authorizations, licenses, certificates, permits, or orders of the FCC or the State Telecommunications Agencies, if any is required, for the consummation of the transactions contemplated in the Offering Memorandum, except where the failure to obtain the consents, approvals, authorizations, licenses, certificates, permits or orders would not have a Material Adverse Effect.

     6. Neither the execution and delivery of the Operative Documents nor the sale of the Notes contemplated thereby will conflict with or result in a violation of any bond, debenture, note, indenture, mortgage, deed of trust or other material agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of them or their property is or may be bound, except for such conflicts or violations which would not have a Material Adverse Effect.

     7. As of the date hereof, (A) the Company has obtained CLEC regulatory approval in each of the following States: Alabama, Arizona, California, Colorado, Connecticut, Delaware, District of Columbia, Florida, Georgia, Idaho, Illinois, Indiana, Iowa, Kansas, Kentucky, Louisiana, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Montana, Nebraska, Nevada, New Hampshire, New Jersey, New Mexico, New York, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Pennsylvania, Rhode Island, South Carolina, South Dakota, Tennessee, Texas, Utah, Virginia, Washington, West Virginia and Wisconsin and no such regulatory approval has been withdrawn, and no such regulatory approval is the subject of any legal challenge (except as disclosed in the Offering Memorandum) and (B) the Company has not received any notice of rejection or denial, nor has it withdrawn, any of its applications for CLEC approval in any of the two additional States where such applications, as of the date hereof, are pending approval.

     8. The shares of Common Stock issuable upon conversion of the Notes have been duly authorized by the Company and, when issued and delivered upon such conversion in accordance with the terms and provisions of the Notes and the Indenture (assuming payment for and delivery of the Notes in accordance with the Purchase Agreement), will be validly issued, fully paid and nonassessable, and to the knowledge of such counsel, no holder of currently outstanding shares of the Common Stock has any preemptive or other similar rights to subscribe for or purchase any shares of Common Stock of the Company (or any shares of capital stock exchangeable into or convertible for Common Stock).

     9. To such counsel's knowledge, except as disclosed in or specifically contemplated by the Offering Memorandum, no holders of securities of the Company have rights which have not been satisfied or waived to the registration of shares of Common Stock or other securities of the Company because of the filing of the Shelf Registration Statement by the Company or the respective offerings contemplated thereby.